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                                                                       EXHIBIT 7


                               FIFTH AMENDMENT TO
                         THE DEKALB GENETICS CORPORATION
                           SAVINGS AND INVESTMENT PLAN


                  WHEREAS, DEKALB Genetics Corporation, a Delaware corporation, with its principal place of business in DeKalb, Illinois (the "Company"), has heretofore adopted and maintains for the benefit of its employees a profit sharing plan with a qualified cash or deferred arrangement within the meaning of section 401(k) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder which is designated the "DEKALB Genetics Corporation Savings and Investment Plan" (the "Plan"); and

                  WHEREAS, the Company desires to amend the Plan in certain respects;

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 12.01 of the Plan, the Plan is hereby amended, effective, unless otherwise indicated, immediately as of the date of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a


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wholly-owned subsidiary of Parent ("Sub"), and the Company), as follows:

                  1. Section 1.10 of the Plan is hereby amended to read as follows:

                  1.10 COMPANY means DEKALB Genetics Corporation, a Delaware corporation, with its principal place of business in DeKalb, Illinois, and any successor thereto whether by merger or otherwise.


                  2. Section 1.15 of the Plan is hereby amended by deleting therefrom the phrase "Section 3.02(d)" and substituting in its place the phrase "Section 3.02(d) or (e)".

                  3. The first sentence of Section 1.40 of the Plan is hereby amended by adding at the end thereof the phrase ", and any successor, whether by merger or otherwise, of any of the foregoing corporations or other business entities".

                  4. Section 3.02 of the Plan is hereby amended (i) by redesignating paragraphs (e) and (f) thereof as paragraphs (f) and (g), respectively, of such Section, (ii) by deleting from paragraphs (c) and (d) thereof the phrase ", shares of Company Stock or other property", and (iii) by adding a new paragraph (e) to such Section which reads as follows:

                  (e)(1) The Employers shall contribute a Discretionary Contribution in cash to the Trust Fund for the Plan Year

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         during which occurs the day (the "four-month anniversary") which is exactly 120 days immediately following the day (the "Purchase Date") of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company). The amount contributed for such Plan Year for each eligible Participant shall be 2% of such Participant's Compensation for such Plan Year. An "eligible Participant" for purposes of this paragraph (e)(1) is a Participant who is employed by an Employer both at such Purchase Date and on the four-month anniversary. In the case of an eligible Participant whose employment with all Related Employers terminates before the end of the Plan Year during which occurs the four-month anniversary and who is not a "highly compensated employee" as defined in Section 414(q) of the Code for the Plan Year during which occurs the four-month anniversary and is not such a highly compensated employee for the Plan Year which precedes the Plan Year during which occurs the four-month anniversary, for purposes of this paragraph (e)(1) his Compensation for the Plan Year during which occurs the four-month anniversary shall be his actual Compensation for such Plan Year plus the additional base pay and salary he would have earned during the remainder of such Plan Year during which occurs his termination of employment if such base pay and salary would have continued for the remainder of that year at the same rate in effect upon his termination of employment. Discretionary Contributions pursuant to this subparagraph shall be made to the Trustee no later than the time prescribed by law for filing the Company's federal income tax return for the applicable Plan Year, including any extensions thereof.

                  (2) The Employers shall contribute a Discretionary Contribution in cash to the Trust Fund on behalf of each eligible terminated Participant for the Plan Year during which occurs such terminated Participant's termination of employment after the day (the "Purchase Date") of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company). The amount contributed for such Plan Year for each eligible terminated Participant shall be 2% of such Participant's Compensation for such Plan Year. An "eligible terminated Participant" for purposes of this paragraph (e)(2) is a

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         Participant who is (i) employed by an Employer at such Purchase Date whose employment with his Employer is involuntarily terminated by his Employer without cause after the Purchase Date and prior to the day (the "four-month anniversary") which is exactly 120 days immediately following the Purchase Date and (ii) not a "highly compensated employee" as defined in Section 414(q) of the Code for the Plan Year during which occurs his termination of employment and is not such a highly compensated employee for the Plan Year which precedes the Plan Year during which occurs his termination of employment. For purposes of the foregoing, "cause" shall be defined as such term is defined in the Merger Agreement. For purposes of this paragraph (e)(2), an eligible terminated Participant's Compensation for the Plan Year during which occurs his termination of employment shall be his actual Compensation for such Plan Year plus the additional base pay and salary he would have earned during the remainder of such Plan Year if such base pay and salary would have continued for the remainder of that year at the same rate in effect upon his termination of employment. Discretionary Contributions pursuant to this subparagraph shall be made to the Trustee no later than the time prescribed by law for filing the Company's federal income tax return for the applicable Plan Year, including any extensions thereof.



                  5. Paragraph (f) of Section 3.02 of the Plan is hereby amended to read as follows:

                  (f) Employer Contributions under the Plan, excluding, however, Employer Contributions made pursuant to Section 3.02(e), and Employee Salary Reduction Contributions shall be made out of the current or accumulated Consolidated Net Earnings of the Company; provided, however, that the total of all contributions for any Plan Year shall not exceed the amount allowable as a deduction under Section 404 of the Code, as amended and in force from time to time.



                  6. Section 4.01 of the Plan is hereby further amended by adding at the end thereof a new sentence which reads as follows:

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         Notwithstanding the foregoing, as soon as administratively practicable after the "Effective Time" as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company, the Company and the Trustee shall take such steps as are necessary to eliminate the Class A Company Common Stock Fund, which shall after such Effective Time be invested only in cash equivalents, and transfer any balance remaining therein to the other investment funds pursuant to Participants' instructions.


                  7. Effective as of the "Effective Time" as that term is defined in the Merger Agreement, the first sentence of Section 4.02(b) of the Plan is hereby amended to read as follows:

         Each Participant may change the manner in which his Accounts are invested by following the procedures prescribed by the Company, to be effective as of the day specified in such procedures.


                  8. Effective as of the "Effective Time" as that term is defined in the Merger Agreement, the third sentence of Section 4.02(b) of the Plan is hereby amended by deleting therefrom the phrase "other than transfers into any Company Common Stock Fund".

                  9. The first paragraph of Section 4.03 of the Plan is hereby amended by adding at the end thereof a new sentence which reads as follows:

                  Notwithstanding the foregoing, as soon as administratively practicable after the "Effective Time" as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition

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                  Corporation, a Delaware corporation and a wholly-owned
                  subsidiary of Parent ("Sub"), and the Company, the Company and the Trustee shall take such steps as are necessary to eliminate the Class A Company Common Stock Fund, as set forth in Section 4.01.


                  10. Effective as of the "Effective Time" as that term is defined in the Merger Agreement, Article IV of the Plan is hereby further amended by deleting therefrom Sections 4.04, 4.05 and 4.06.

                  11. Section 6.02 of the Plan is hereby amended to read as follows:

                  6.02 EMPLOYER CONTRIBUTION ACCOUNTS

                  A Participant shall be one hundred percent (100%) vested in his Employer Contribution Account on the first to occur of the following:

                           (a) His attainment of Normal Retirement Age while employed by any Related Employer;

                           (b) His termination of Employment with all Related Employers due to his Total and Permanent Disability;

                           (c) His termination of Employment with all Related
                  Employers due to his death;

                           (d) His completion of five (5) Years of Service for
                  Vesting;

                           (e) His active employment with any Related Employer
                  on the day (the "four-month anniversary") which is exactly 120 days immediately following the day (the "Purchase Date") of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a

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                  wholly-owned subsidiary of Parent ("Sub"), and the
                  Company); or

                           (f) His involuntary termination of Employment by all
                  Related Employers without cause after such Purchase Date and prior to such four-month anniversary. For purposes of the foregoing, "cause" shall be defined as such term is defined in such Merger Agreement.


                  12. Section 6.03(a) of the Plan is hereby amended to read as follows:

                  (a) A Participant who upon his termination of employment with all Related Employers is not one hundred percent (100%) vested in his Employer Contribution Account pursuant to Section 6.02 shall be vested in the percentage of the value of his Employer Contribution Account set forth in the following table:

                  Number of Years of                      Vesting
                  Service for Vesting                    Percentage
                  -------------------                    ----------
                      Less than 1                            0%
                          1                                 20%
                          2                                 40%
                          3                                 60%
                          4                                 80%
                       5 or more                           100%

                  13. Effective as of the "Effective Time" as that term is defined in the Merger Agreement, Section 7.01 of the Plan is hereby amended by deleting therefrom paragraph (a)(2).

                  14. Section 12.01 of the Plan is hereby amended by adding at the end thereof a new sentence which reads as follows:

                  Further, notwithstanding any provision of this Plan to the contrary, the Plan may not be terminated on or

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                  prior to the day (the "four-month anniversary") which is
                  exactly 120 days immediately following the day (the "Purchase Date") of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a Delaware corporation ("Parent"), Corn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company), and the Plan may not be amended to either
                  (i) decrease the amount of, or impose additional conditions regarding a Participant's eligibility for, the Discretionary Contribution to be contributed by the Employers in accordance with Section 3.02(e) or (ii) preclude a Participant from becoming one hundred percent (100%) vested in his Employer Contribution Account as provided under Section 6.02(e) or (f).

                  IN WITNESS WHEREOF, the Company has adopted this instrument by causing it to be executed by its duly authorized officer on this _________ day of May, 1998.

                                             DEKALB GENETICS CORPORATION



                                             By: /s/ John H. Witmer, Jr.
                                                --------------------------------
                                             Title: Senior Vice President
                                                   -----------------------------




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